UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 6, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On June 6, 2014, GulfSlope Energy, Inc. (the “Company”) completed the requirements to obtain leases on six  additional blocks (the “Leased Blocks”) the Company bid on at the March 2014 Central Gulf of Mexico Lease Sale 231 conducted by the Bureau of Ocean Energy Management (“BOEM”).  The Company completed the requirements to obtain the Leased Blocks by executing the respective lease agreements and wiring to the BOEM the outstanding bid amount and the first year lease rental payment for each block.  The Leased Blocks, the outstanding bid amount and the first year lease rental payment and the on-going annual lease rental payment for each block are set forth in the table below:

Leased Block	Outstanding Bid Amount and 1ST year Lease Rental Payment	On-going annual lease rental payments
Ship Shoal, South Addition Block 328	$ 520,285	$ 35,000
Ship Shoal, South Addition Block 336	$ 601,166	$ 35,000
Ewing Bank Area Block 870	$ 243,778	$ 63,360
Ewing Bank Area Block 904	$ 46,554	$ 6,510
Ewing Bank Area Block 914	$ 243,778	$ 63,360
Ewing Bank Area Block 948	$ 187,769	$ 63,360

The aggregate purchase price of the Leased Blocks was $1,843,330, with an on-going annual aggregate lease rental payment of $266,590.  The Leased Blocks comprise 28,210 acres in the Central Gulf of Mexico in water depths of less than 1,000 feet. The expiration of the Leased Blocks is June 2019.

As previously disclosed, the Company completed the requirements to lease four other blocks.  The Company now has completed the requirements to lease 10 of the 22 blocks the Company was the apparent high bid on at the March 2014 Central Gulf of Mexico Lease Sale 231.

Item 7.01.  Regulation FD Disclosure.

The Company intends to disclose at meetings with institutional investors or analysts that on June 6, 2014, the Company was notified by the BOEM that it was awarded leases on Vermilion Area, South Addition Block 375 and South Marsh Island Area, South Addition Block 187 (the “Awarded Blocks”).   The outstanding bid amount and 1st year lease rental payment that the Company will need to pay in order to lease these blocks is $159,441 for Vermilion Area, South Addition Block 375 and $682,046 for South Marsh Island Area, South Addition Block 187.

The Awarded Blocks comprise approximately 10,000 acres in the Central Gulf of Mexico in water depths of less than 1000 feet.  Although the Company has not yet completed the requirements to obtain leases on the Awarded Blocks, the Company intends to complete these requirements on or before June 20, 2014, which includes executing lease agreements for each block and wiring to the BOEM the outstanding bid amount and the first year lease rental payment for each block.  With the award of leases on the Awarded Blocks, the Company has now been awarded 21 of the 22 blocks it was the high bidder on at the March 2014 Central Gulf of Mexico Lease Sale 231.

The information set forth in this Item 7.01 on Form 8-K is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.  This Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 10, 2014.

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer